UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 11, 2015

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, the Board of Directors of Central Pacific Financial Corp. (the “Company”) and its bank subsidiary Central Pacific Bank (the “Bank”) received notices of resignation from Directors Alvaro J. Aguirre and James F. Burr.  The resignations will be effective on June 15, 2015.

On February 18, 2011, the Company completed a private placement of its common stock with investments from affiliates of each of Carlyle Financial Services Harbor, L.P. (“Carlyle”) and Anchorage Advisors, L.L.C. (“Anchorage”) (collectively, the “Lead Investors”) pursuant to investment agreements with each of the Lead Investors (the “Investment Agreements”).    Under the terms of the Investment Agreements, and so long as such Lead Investor owned at least ten percent (10%) of the Company’s outstanding common stock, the Company agreed to nominate a designee of such Lead Investor to serve on the Company’s Board and the Bank’s Board.  Mr. Aguirre served as the director designee of Anchorage and Mr. Burr served as the director designee of Carlyle.  On June 10, 2015, the Lead Investors consummated an underwritten sale of the Company’s common stock as a result of which each of the Lead Investor’s ownership interest in the Company fell below 10%.  Accordingly, and consistent with the terms of the Investment Agreements, Messrs. Aguirre and Burr have provided their resignations as described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: June 15, 2015	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching Senior Vice President, General Counsel and Corporate Secretary